                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549
                                   ________________

                                      FORM 8-A/A
                                  (Amendment No. 1)

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                           EDUCATION MANAGEMENT CORPORATION
                (Exact name of registrant as specified in its charter)

                   PENNSYLVANIA                        25-1119571
     (State of incorporation or organization)       (I.R.S. employer
                                                   identification no.)
                 300 SIXTH AVENUE
             PITTSBURGH, PENNSYLVANIA                     15222
     (Address of principal executive offices)          (Zip code)
              If this form relates to        If this form relates to the
              the registration of a          registration of a class of
              class of debt securities       debt securities and is to
              and is effective upon          become effective
              filing pursuant to             simultaneously with the
              General Instruction            effectiveness of a
              A(c)(1) please check the       concurrent registration
              following box.                 statement under the
                                             Securities Act of 1933
                                             pursuant to General
                                             Instruction A(c)(2) please
                                             check the following box.

          Securities to be registered pursuant to Section 12(b) of the Act:

                Title of each class             Name of each exchange on
                to be so registered             which each class is to be
                                                registered

          _______________________________     _____________________________

          _______________________________     _____________________________

          Securities to be registered pursuant to Section 12(g) of the Act:

                             COMMON STOCK, $.01 PAR VALUE
                                   (Title of class)

                           PREFERRED SHARE PURCHASE RIGHTS
                                   (Title of class)


                                  Page 1 of 4 pages.
                           Exhibit Index appears on page 4.
                    INFORMATION REQUIRED IN REGISTRATION STATEMENT



          Item 2.   Exhibits.

               The following exhibits are incorporated by reference as part of this Registration Statement.

             EXHIBIT               DESCRIPTION
             ________              ___________

               1 Specimen of Certificate for the Common Stock, $.01 par value, of Education Management Corporation (incorporated by reference from Exhibit 4.01 to the S-1 Registration Statement, filed with Amendment No. 3 thereto on October 28, 1996)

               2 Amended and Restated Articles of Incorporation of Education Management Corporation (incorporated by reference from Exhibit 3.01(b) to the S-1 Registration Statement)

               3         Restated By-Laws of Education Management
                         Corporation (incorporated by reference from
                         Exhibit 3.02(b) to the S-1 Registration Statement)

               4 Form of Rights Agreement, dated August ___, 1996, between Education Management Corporation and [Trust Company] (incorporated by reference from Exhibit 4.04 to the S-1 Registration Statement)






















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                                      SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        Education Management Corporation



                                        By:_______________________________
                                        Name:   William M. Webster IV
                                        Title:  Executive Vice President






          Date:  October ___, 1996





























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                                    EXHIBIT INDEX



          EXHIBIT   DESCRIPTION                            METHOD OF FILING

          1         Specimen of Certificate for the        Incorporated by
                    Common Stock, $.01 par value, of       reference from
                    Education Management Corporation       Exhibit 4.01 to
                                                           the S-1
                                                           Registration
                                                           Statement, filed
                                                           with Amendment
                                                           No. 3 thereto on
                                                           October 28, 1996

          2         Amended and Restated Articles of       Incorporated by
                    Incorporation of Education             reference from
                    Management Corporation                 Exhibit 3.01(b)
                                                           to the S-1
                                                           Registration
                                                           Statement

          3         Restated By-Laws of Education          Incorporated by
                    Management Corporation                 reference from
                                                           Exhibit 3.02(b)
                                                           to the S-1
                                                           Registration
                                                           Statement

          4         Form of Rights Agreement, dated        Incorporated by
                    August ___, 1996, between Education    reference from
                    Management Corporation and [Trust      Exhibit 4.04 to
                    Company]                               the S-1
                                                           Registration
                                                           Statement)

















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